UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 18, 2011

NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 268-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 18, 2011, Novavax, Inc. (“Novavax”) and Alexandria Real Estate Equities, Inc. (the “Landlord”) entered into Lease Agreements (the “Leases”), under which Novavax will lease manufacturing, office and laboratory space at 20 and 22 Firstfield Road, Gaithersburg, Maryland (the “Facilities”) from the Landlord.

The Leases provide that, among other things, as of January 1, 2012, Novavax subleases from Intercell USA, Inc., the current Facility tenant, and subsequently leases from the Landlord approximately 74,000 total square feet, with rent for such space commencing April 1, 2014.  The rent will be $24.40 per rentable square foot per year, increasing annually by three percent (3%).  Under the terms of the Amendment, the Landlord will provide Novavax with a tenant improvement allowance of $2.5 million and an additional tenant improvement allowance of $3 million dollars which additional tenant improvement allowance is paid back to the Landlord during the remainder of the term of the Leases.

The expiration dates of the Leases are each October 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Novavax, Inc. (Registrant)

November 25, 2011	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Director, Legal Affairs and Corporate Secretary